                                                                     EXHIBIT 3.2

                                    BY-LAWS

                                       OF

                             DORAL PROPERTIES, INC.


                                   ARTICLE I
                               REGISTERED OFFICES

         Section 1. Registered Office and Registered Agent. The location of the registered office of DORAL PROPERTIES, INC. (hereinafter referred to as the "Corporation") and the name of the registered agent of the Corporation within the Commonwealth of Puerto Rico shall be such as shall be determined from time to time by the Board of Directors and on file in the appropriate public offices of the Commonwealth of Puerto Rico pursuant to applicable provisions of law.

         Section 2. Corporate Offices. The Corporation may have such other offices, either within or without the Commonwealth of Puerto Rico, as the Board of Directors may designate or as the business of the Corporation may require, from time to time.

                                   ARTICLE II
                          MEETING OF THE SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of the shareholders for the election of the directors and for such other business as may come before the meeting shall be held at such place, either within or without of the Commonwealth of Puerto Rico, and at such time and date as the Board of Directors, by resolution, shall determine and set forth in the notice of meeting. In the event the Board of Directors fails to determine the time, date and place of the meeting, the annual meeting of shareholders shall be held on the last Friday of March of each year at the place and time fixed by the Board of Directors.

         Section 2. Special Meeting. Special meetings of the shareholders, for any purposes, unless otherwise prescribed by statute, may be called by the President or upon the request of the majority of the Board of Directors.

         Section 3. Place of Meeting. Any meeting of the shareholders may be held at such place, either within or without the Commonwealth of Puerto Rico, as may be specified in the call and notice thereof or in the waiver of notice thereof signed by all the shareholders.

         Section 4. Notice of Meeting. Written or printed notice of each meeting of shareholders, whether annual or special, stating the place, date and time of the meeting and in the case of a special meeting, the purpose or purposes thereof, shall be given to each shareholder of record entitled to vote at such meeting either personally or by mail, not less than ten (10) days nor more than sixty (60) days prior to the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall have waived such notice either before or after the time fixed for holding such meeting, and such notice shall be deemed waived by any shareholder who shall attend such meeting in person or by proxy, except a shareholder who shall attend such meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Notice of any adjourned meeting of the shareholders shall not be required to be given.

         Section 5. Voting. Each shareholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder, but no proxy shall be voted after three (3) years from its date unless such proxy provides for a longer period. At all meetings of shareholders the voting may be viva voce, except that, unless otherwise provided by the Certificate of Incorporation, voting for the election of directors will be by ballot and except that any qualified voter may demand a vote by ballot on any other matter, in which case vote shall be by ballot.

         A complete list of the shareholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.


         Section 6. Quorum. Except as otherwise required by statute, by the Certificate of Incorporation or by these By-Laws, the holders of a majority of the outstanding shares of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of the shareholders. In the absence of a quorum at any meeting, or any adjournment thereof, a majority in interest of the shareholders present in person or represented by proxy may adjourn the meeting from time to time without further notice other than announcement at the meeting until a quorum is present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those shareholders entitled to vote at the meeting originally noticed shall be entitled to vote at any adjournment or adjournments thereof. The shareholders present at a duly held meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If the adjournment is for more than thirty (30) days, or if after such adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         Section 7. Proxies. At all meetings of shareholders, the vote of any shareholder may be cast in person or by his proxy or proxies (who need not be shareholders) appointed by an instrument in writing subscribed by such shareholder or by his duly authorized attorney-in-fact and delivered to the secretary of the meeting. No appointment of proxy shall be valid after three years from the date thereof, unless otherwise provided.

         Section 8. Voting of Shares by Certain Holders. Shares outstanding in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him/her without a transfer of such shares to his name or to the name of his nominee.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         Section 9. Action without Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

                                  ARTICLE III
                               BOARD OF DIRECTORS

         Section 1. General Powers. The business and affairs of the Corporation shall be under the direction of its Board of Directors. The Board of Directors may exercise all such powers of the Corporation, and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or these By-laws directed or required to be exercised by the shareholders.

         Section 2. Number, Tenure and Qualifications. The number of directors shall be three. Each director shall hold office until the next annual election of directors and until his successor shall be duly elected and qualified, or until his death, resignation or removal. No director need be a shareholder of the Corporation.

         Section 3. Meetings. The first meeting of each newly elected Board of Directors shall be held immediately after, and at the same place as the annual election of directors, if a quorum shall be then present, in which case notice of such meeting need not be given. The Board of Directors may provide, by resolution, the time and place, either within or without the Commonwealth of Puerto Rico, for the holding of other regular meetings without other notice than such resolution.

         Special meetings of the Board of Directors may be called by or at the request of the President, the Secretary or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the Commonwealth of Puerto Rico, as the place for holding any special meeting of the Board of Directors called by them.

         Section 4. Participation in Meeting by Telephone or Similar Communication Equipment. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 5. Notice. Notice of any special meeting shall be given at least three (3) days prior thereto by written notice delivered personally or mailed to each director at his/her business address, by telegram, by facsimile transmission or other electronic communication, unless the special meeting is called for an emergency, in which case such notice shall be given at least one
(1) day prior to the special meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice is given by facsimile transmission, such notice shall be deemed to be delivered on the date of transmission with confirmed receipt. Each such notice shall state the time, place and purposes thereof, except as otherwise in these By-laws expressly provided. Unless required by the laws of the Commonwealth of Puerto Rico or by these By-laws, such notice shall not be required to be given to any director who shall be present at such meeting, or who shall waive such notice in writing or by telegraph, cable or radio, whether before or after the meeting, and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all of the directors shall be present thereat. Whenever the provisions of the laws of the Commonwealth of Puerto Rico or the Certificate of Incorporation of the Corporation or these By-laws require that a meeting of the directors shall be duly called for a specific purpose, or that a certain notice of the time, place and purposes of any such meeting shall be given, in order that certain action may be taken at such meeting, a written waiver of notice of the time, place and purposes of such meeting, whether regular or special, signed by every director not present in person, either before or after the time fixed for holding said meeting, shall be deemed equivalent to such call and notice, and such action if taken at any such meeting shall be as valid as if call and notice had been duly given.

         Section 6. Quorum. Two (2) directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 8. Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote for the election of directors of the Corporation, at a special meeting of the shareholders called and held for such purpose.

         Section 9. Vacancies. Any vacancy or vacancies in the Board of Directors resulting from death, resignation, removal, an increase in the authorized number of directors, or any other cause, may be filled by a majority vote of the remaining directors, though less than a quorum, or by the shareholders of the Corporation at the next annual meeting or any special meeting called for such purpose, and each director so elected shall hold office until the next annual election of directors and until his successor shall be duly elected and qualified, or until his death, resignation or removal.

         Section 10. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof, and may be paid such fee for attendance at each meeting of the Board of Directors or such stated salary as director as shall be fixed by the Board of Directors; provided, however, that directors who are also employees of the Corporation shall not be paid any additional fees or salary besides what they are entitled to receive as employees of the Corporation. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section  11. Committees.

                  (a) The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution or resolutions or in these By-laws, shall have and may exercise the powers of the Board of Directors (to the extent permitted by the laws of the Commonwealth of Puerto Rico) in the management of the business and the affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

                  (b) Committees shall meet at such times and at such place or places as may be provided by such rules of procedure as the committee may adopt, or by resolution of the Board of Directors. At every meeting of the committee the presence of a majority of all the members shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

         Section 12. Action without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, is signed by all the directors or all the members of the committee, as the case may be, and filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.

                                   ARTICLE IV
                                    OFFICERS

         Section 1. Officers. The officers of the Corporation shall be a president, one or more vice presidents (the number thereof to be determined by the Board of Directors), a secretary and a treasurer. In addition, the Board of Directors may elect one or more assistant treasurers, assistant secretaries and such other officers, assistant officers and agents as it may deem advisable. More than two offices may be held by the same person.

         Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors following the annual election of directors. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall be duly elected and qualified or until his death or until he/she shall resign or shall have been removed in the manner hereinafter provided.

         Section 3. Removal of Officers. Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors or, except in case of any officer elected by the Board of Directors, by any superior officer upon whom the power of removal may be conferred by the Board of Directors or by these By-laws.

         Section 4. Vacancies. A vacancy in any office resulting from death, resignation, removal, or any other cause, may be filled by the Board of Directors for the unexpired portion of the term.

         Section 5. The President. The President shall be the chief executive officer of the Corporation and shall have responsibility for the general and active management and supervision of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He/she shall have the authority to execute all conveyances, contracts, or other obligations in the name of the Corporation except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He/she shall preside at all meetings of the shareholders and directors and shall be ex-officio a member of all standing committees of the Board.

         Section 6. The Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors may determine or as may be assigned to him/her by the President. In the absence of the President or in the event of his death, or inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers and be subject to all the restrictions upon the President.

         Section 7. The Secretary. The Secretary shall (a) keep the minutes of the meetings of the shareholders, the Board of Directors and all other committees, if any, for which a secretary shall not have been appointed, in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; and (d) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors.

         Section 8. The Treasurer. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation;
(b) in general perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors. He/she shall, if required by the Board of Directors, give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         Section 9. Assistant Secretaries and Assistant Treasurers. At the request of the Secretary or in his absence or disability, one or more assistant secretaries designated by him/her or by the Board of Directors shall have all the powers of the Secretary. At the request of the Treasurer or in his absence or disability, one or more assistant treasurers designated by him/her or by the Board of Directors shall have all the powers of the treasurer. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

         Section 10. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President or its designees shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this Corporation may hold securities and to otherwise exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                                   ARTICLE V
                         CONTRACTS, CHECKS AND DEPOSITS

         Section 1. Contracts. Except as otherwise provided by law, these By-laws or resolutions of the Board of Directors, any contract or other instrument shall be valid and binding on the Corporation if executed and delivered in its name and on its behalf by the President or in the President's absence or disability by any Vice President. The Board of Directors may, however, authorize any other officer or officers or other agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 2. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or other agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. Each of such officers and agents shall give such bond, if any, as the Board of Directors may require.

         Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as the Board of Directors may select or as may be designated by any officer or officers of the Corporation.

                                   ARTICLE VI
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. Certificates for Shares. Every holder of shares of the Corporation shall be entitled to have a certificate representing all shares to which he/she is entitled. The certificates shall be signed by the President or any Vice President and the Secretary or an Assistant Secretary. Such signatures may be facsimiles if the certificate is manually signed on behalf of a transfer agent or registrar other than the Corporation itself or an employee of the Corporation. In case any officer who signed, or whose facsimile signature has been placed upon, such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he/she were such officer at the date of its issuance. No certificate shall be issued for any share until the share is fully paid. The person in whose name any shares shall stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as otherwise provided in the Certificate of Incorporation and except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed, and on surrender for cancellation of the certificate for such shares.

         Section 3. Shareholders Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VII
                                  FISCAL YEAR

         The fiscal year of the Corporation shall be the period from January 1 to December 31, unless otherwise determined by the Board of Directors.

                                  ARTICLE VIII
                                      SEAL

         The corporate seal of the Corporation shall be in the form of a circle and shall include the name of the Corporation and reference to the year and place of its incorporation.

                                   ARTICLE IX
                                INDEMNIFICATION


         Section 1. Actions Other Than Those by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, has reasonable cause to believe that his/her conduct is unlawful.

         Section 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 3. Actual Expenses. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he/she shall be indemnified against expenses (including attorneys' fees) actually reasonably incurred by him/her in connection therewith.


         Section 4. Authorization. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he/she has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (b) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel (who may be general counsel to the Corporation) in a written opinion, or (c) by the shareholders if submitted to them by the Board of Directors.

         Section 5. Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if, it shall ultimately be determined that he/she is not entitled to be indemnified by the Corporation as authorized in this Article.

         Section 6. Indemnification Non-Exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding any other provisions set forth in this Section, the indemnification authorized and provided hereby shall be applicable only to the extent that any such indemnification shall not duplicate indemnity or reimbursement which such person has received or shall receive otherwise than under this Article.

         Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the Corporation would have the powers to indemnify him/her against such liability under the provisions of this Article or otherwise.


         Section 8. Separability. This Article shall be interpreted to provide indemnification to the fullest extent permitted by law. If any part of this Article shall be found to be invalid or ineffective in any action, suit or proceeding, the validity and the effect of the remaining parts shall not be affected. The provisions of this Article shall be applicable to all actions, claims, suits or proceedings, whether made or commenced before or after the adoption hereof and whether arising from acts or omissions to act occurring before or after its adoption.

                                   ARTICLE X
                                   AMENDMENTS

         These By-Laws may be altered, amended or repealed, and new By-Laws may be adopted, by the Board of Directors or by the affirmative vote of the majority of the shares of outstanding capital stock having voting rights.